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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT: JUNE 27, 2005
                        (Date of earliest event reported)

                             LIBERTY SELF-STOR, INC.
             (Exact name of registrant as specified in its charter)

           MARYLAND                     000-30502                94-6542723
 (State or other jurisdiction          (Commission            (I.R.S. Employer
      of incorporation)                File Number)          Identification No.)


              8500 STATION STREET, SUITE 100
                       MENTOR, OHIO                             44060
         (Address of principal executive offices)             (Zip Code)


                                 (440) 974-3770
              (Registrant's telephone number, including area code)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 5.03. AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS;
           CHANGE IN FISCAL YEAR.

On June 27, 2005, Liberty Self-Stor, Inc. (the "Company") filed Articles of Amendment (the "Amendment") to the Articles of Incorporation of the Company with the State Department of Assessments and Taxation of Maryland changing the name of the Company to John D. Oil and Gas Company. Pursuant to Maryland General Corporation Law, the Amendment was not required to be approved by the stockholders of the Company. The Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1. The Company has applied for a change in its trading symbol with The Nasdaq Stock Market and will issue a press release upon the issuance of its new trading symbol.

Prior to the actions that precipitated the filing of the Amendment, the Company was operated in a manner that permitted it to elect to be taxed as a real estate investment trust (commonly referred to as a "REIT"), as that term is defined by
Section 856(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The primary benefit in electing REIT status under the Code is that it generally permits the Company to avoid federal income tax, thus subjecting REIT shareholders to only one level of tax (e.g., on distributions from the Company).

In conjunction with the filing of the Amendment, the Board has approved a change in the business plan of the Company to permit it to enter into the business of extracting and producing oil and natural gas products. The Company will focus its efforts on drilling new oil and gas wells in Northeast Ohio and Western Pennsylvania. The Company can not guarantee success under the new business plan as drilling wells for oil and gas is high-risk enterprise and there is no guarantee the Company will become profitable. In addition to the new line of business, the Company intends, at the present time, to retain the two facilities currently owned by the Company. The facilities are located in Painesville, Ohio and Gahanna, Ohio. The Company may, if business and time warrant, sell the facilities in the future.

The change in the Company's business plan will result in the loss of the Company's REIT status in 2006. In order to maintain REIT status, the Company must satisfy at the end of each fiscal quarter a variety of tests with respect to the assets and income of the Company. The Company anticipates that it will be able to satisfy all such tests, and comply with all other requirements of the Code with respect to maintaining REIT status, throughout calendar year 2005. The Company expects that it will cease to qualify as a REIT in 2006. However, no assurance can be given that the Company will not lose or terminate its status as a REIT during 2005 as a result of the change in its business plan. If the Company does lose its REIT status in 2005, the tax consequences to the Company and its shareholders may be adverse. The Company is in the process of reviewing the tax consequences and will advise its shareholders with respect to these consequences if, for reasons the Company does not currently anticipate, the Company is unable to maintain its status as a REIT in 2005.

ITEM 9.01. FINANCIAL STATEMENTS, AND EXHIBITS

        (c)      Exhibits:

                 3.1      Articles of Amendment of Articles of Incorporation


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    LIBERTY SELF-STOR, INC.


                                    By: /s/ Thomas J. Smith
                                        -------------------------------
                                    Name: Thomas J. Smith
                                    Title: President and Chief Operating Officer

Dated:  June 28, 2005



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                                  EXHIBIT INDEX


Exhibit Number    Description
--------------    -----------

     3.1          Articles of Amendment of Articles of Incorporation




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